Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisourcebergen.com

AMERISOURCEBERGEN PRICES $500 MILLION SENIOR NOTES DUE 2015 AND

$400 MILLION SENIOR NOTES DUE 2012

VALLEY FORGE, Pa. September 8, 2005 —AmerisourceBergen Corporation (NYSE: ABC) today announced that it has agreed to sell $500 million of Senior Notes due 2015 and $400 million of Senior Notes due 2012. The Senior Notes due 2015 will have an annual interest rate of 5.94 percent and the Senior Notes due 2012 will have an annual interest rate of 5.71 percent. The interest on both Notes will be payable semi-annually.

The Notes will be issued in a private placement and are expected to be resold by the initial purchasers to qualified institutional buyers under Rule 144A and Regulation S of the Securities Act of 1933, as amended. The gross proceeds of these two transactions will be used to finance the cash tender offer launched August 25, 2005 for AmerisourceBergen’s $500 million 8.125 percent senior notes due 2008 and its $300 million 7.25 percent senior notes due 2012; repay at maturity or, at AmerisourceBergen’s discretion, redeem any notes not tendered; and pay related discounts, fees and expenses of these transactions. Any remaining proceeds from the financing transactions are intended to be used for general corporate purposes. AmerisourceBergen expects to complete the sale of the new Senior Notes next week.

This announcement is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. AmerisourceBergen is offering the notes in reliance upon exemptions from registration under the Securities Act of 1933, as amended, for offers and sales of securities that do not involve a public offering. The securities to be offered have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or a applicable exemption from registration requirements.

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is one of the largest pharmaceutical services companies in the United States. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation, bedside medication safety systems, and pharmaceutical packaging to pharmacy services for skilled nursing and assisted living facilities, reimbursement and pharmaceutical consulting services, and physician education. With more than $54 billion in revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 14,000 people. AmerisourceBergen is ranked #23 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

FORWARD-LOOKING STATEMENTS

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing AmerisourceBergen’s future financial and operating results and the benefits, efficiencies and savings to be derived from the Company’s integration plans to consolidate its distribution network.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer or supplier relationships; customer defaults or insolvencies; changes in customer mix; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other disputes with customers (including departments and agencies of the U.S. Government) or suppliers; regulatory changes; changes in U.S. government policies (including reimbursement; changes arising from the Medicare Modernization Act); market interest rates; operational or control issues arising from AmerisourceBergen’s outsourcing of information technology activities; success of the Pharmaceutical Distribution segment’s ability to transition its business model to fee-for-service; success of integration, restructuring or systems initiatives; acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; and other economic, business, competitive, legal, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these and other risk factors is set forth in AmerisourceBergen’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2004.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward -looking statements whether as a result of new information, future events or otherwise.

###